EXHIBIT 99.1

                              LETTER OF TRANSMITTAL
                                OFFER TO EXCHANGE
               8 3/8% SENIOR SUBORDINATED EXCHANGE NOTES DUE 2007
                           FOR ANY AND ALL OUTSTANDING
                    8 3/8% SENIOR SUBORDINATED NOTES DUE 2007
                                       OF
                               THE AES CORPORATION

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00P.M.,
                    NEW YORK CITY TIME ON SEPTEMBER __, 1997
                            (THE "EXPIRATION DATE")
                     UNLESS EXTENDED BY THE AES CORPORATION

                                EXCHANGE AGENT:

 By Hand or Overnight Delivery:      Facsimile Transmissions:    By Registered or Certified Mail:
                                   (Eligible Institutions Only)
       The Bank of New York                                             The Bank of New York
        101 Barclay Street                (212) 815-6339               101 Barclay Street, 7E
  Corporate Trust Services Window                                     New York, New York 10286
           Ground Level               To Confirm by Telephone    Attention: Reorganization Section,
Attention: Reorganization Section,   or for Information Call:                Odell Romeo
            Odell Romeo
                                         (212) 815-6337

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

The undersigned acknowledges receipt of the Prospectus dated August __, 1997 (the "Prospectus") of The AES Corporation (the "Company") which, together with this Letter of Transmittal (the "Letter of Transmittal"), describes the Company's offer (the "Exchange Offer") to exchange $1,000 in principal amount of a new series of 8 3/8% Senior Subordinated Exchange Notes due 2007 (the "New Notes") for each $1,000 in principal amount of outstanding 8 3/8% Senior Subordinated Notes due 2007 (the "Old Notes"). The terms of the New Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Old Notes for which they may be exchanged pursuant to the Exchange Offer, except that the offering of the New Notes will have been registered under the Securities Act of 1933, as amended and, therefore, the New Notes will not bear legends restricting the transfer thereof.

The undersigned has checked the appropriate boxes below and signed this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer.

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL AND THE PROSPECTUS CAREFULLY BEFORE CHECKING ANY BOX BELOW.

THE INSTRUCTIONS INCLUDED WITH THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED. QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE PROSPECTUS AND THIS LETTER OR TRANSMITTAL MAY BE DIRECTED TO THE EXCHANGE AGENT.

List below the Old Notes to which this Letter of Transmittal relates. If the space provided below is inadequate, the Certificate Numbers and Principal Amounts should be listed on a separate signed schedule affixed hereto.

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                 DESCRIPTION OF OLD NOTES TENDERED HEREWITH
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                                              AGGREGATE
                                              PRINCIPAL
NAME(S) AND ADDRESS(ES)                       AMOUNT          PRINCIPAL
OF REGISTERED HOLDER(S)      CERTIFICATE      REPRESENTED     AMOUNT
(PLEASE FILL IN)             NUMBER(S)*       BY NOTES*       TENDERED**
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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                                   TOTAL SHARES
------------

*    Need not be completed by book-entry holders.
** Unless otherwise indicated, the holder will be deemed to have tendered the full aggregate principal amount represented by Old Notes. See Instruction 2.

This Letter of Transmittal is to be used either if certificates for Old Notes are to be forwarded herewith or if delivery of Old Notes is to be made by book-entry transfer to an account maintained by the Exchange Agent at The Depository Trust Company ("DTC"), pursuant to the procedures set forth in "The Exchange Offer--Book-Entry Transfer" in the Prospectus. Delivery of documents to a book-entry transfer facility does not constitute delivery to the Exchange Agent.


Unless the context requires otherwise, the term "Holder" for purposes of this Letter of Transmittal means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder or any person whose Old Notes are held of record by DTC who desires to deliver such Old Notes by book-entry transfer at DTC.


Holders whose Old Notes are not immediately available or who cannot deliver their Old Notes and all other documents required hereby to the Exchange Agent on or prior to the Expiration Date may tender their Old Notes according to the guaranteed delivery procedure set forth in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures."


[ ] CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE DEPOSITORY TRUST COMPANY AND COMPLETE THE FOLLOWING:


     Name of Tendering Institution
                                   ---------------------------------------------

     ---------------------------------------------------------------------------

     The Depository Trust Company

     Account Number
                    ------------------------------------------------------------

     Transaction Code Number
                              --------------------------------------------------


[ ] CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY AND COMPLETE THE FOLLOWING:


     Name of Registered  Holder(s)
                                   ---------------------------------------------
     Name of Eligible Institution that Guaranteed Delivery

     ---------------------------------------------------------------------------

     IF DELIVERED BY BOOK-ENTRY TRANSFER:


     Account Number
                    ------------------------------------------------------------


[ ] CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.


     Name:
           ---------------------------------------------------------------------

     Address:
              ------------------------------------------------------------------

     ---------------------------------------------------------------------------

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY


Ladies and Gentlemen:


Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company the above-described principal amount of Old Notes. Subject to, and effective upon, the acceptance for exchange of the Old Notes tendered herewith, the undersigned hereby exchanges, assigns and transfers to, or upon the order or, the Company all right, title and interest in and to such Old Notes. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that said Exchange Agent acts as the agent of the undersigned in connection with the Exchange Offer) to cause the Old Notes to be assigned, transferred and exchanged. The undersigned represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Old Notes and to acquire New Notes issuable upon the exchange of such tendered Old Notes, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the exchange, assignment and transfer of tendered Old Notes or transfer ownership of such Old Notes on the account books maintained by the Depository Trust Company.


The Exchange Offer is subject to certain conditions as set forth in the Prospectus under the caption "The Exchange Offer." The undersigned recognizes that as a result of these conditions (which may be waived, in whole or in part, by the Company), as more particularly set forth in the Prospectus, the Company may not be required to exchange any of the Old Notes tendered hereby and, in such event, the Old Notes not exchanged will be returned to the undersigned at the address shown below the signature of the undersigned.


By tendering, each holder of Old Notes represents to the Company that (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is such holder, (ii) neither the holder of Old Notes nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, (iii) if the holder is not a broker-dealer or is a broker-dealer but will not receive new Notes for its own account in exchange for Old Notes, neither the holder nor any such other person is engaged in or intends to participate in a distribution of the New Notes and
(iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Act"). If the tendering holder is a broker-dealer (whether or not it is also an "affiliate") that will receive New Notes for its own account in exchange for Old Notes, it represents that the Old Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledges that it will deliver a prospectus meeting the requirements of the Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Act in connection with any resale of such New Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Act.


All authority herein conferred or agreed to be conferred shall survive the death, bankruptcy or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Tendered Old Notes may be withdrawn at any time prior to the Expiration Date.


Certificates for all New Notes delivered in exchange for tendered Old Notes and any Old Notes delivered herewith but not exchanged, in each case registered in the name of the undersigned, shall be delivered to the undersigned at the address shown below the signature of the undersigned.

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                         TENDERING HOLDER(S) SIGN HERE

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                           Signature(s) of Holder(s)


Dated:             , 199_


(Must be signed by registered holder(s) exactly as name(s) appear(s) on certificate(s) for Old Notes or by any person(s) authorized to become registered holder(s) by endorsements and documents transmitted herewith or, if the Old Notes are held of record by DTC, the person in whose name such Old Notes are registered on the books of DTC. If signature by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative